EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT


      ASSET PURCHASE AGREEMENT (the "AGREEMENT"), dated as of March 28, 2005, between RHEOGENX BIOSCIENCES CORPORATION, a Delaware corporation ("SELLER"), and OCCULOGIX, INC., a Delaware corporation ("BUYER").

                                    RECITALS:

      WHEREAS, Seller desires to sell and transfer to Buyer, and Buyer desires to purchase from Seller, all of Seller's right, title and interest in and to the Assets (as hereinafter defined) (such sale and transfer being hereinafter referred to as the "ASSET PURCHASE");

      AND WHEREAS, as partial consideration for the Asset Purchase, in addition to the Purchase Price (as hereinafter defined), Buyer has entered into an agreement with Seller, dated as of the date hereof, pursuant to which Buyer and Seller have agreed, among other things, to develop a joint marketing relationship.

      NOW, THEREFORE, the Buyer and Seller hereby agree as follows:

                                   ARTICLE I.

                               SALE AND PURCHASE

      Section 1.1 Transfer of Assets. Upon the terms and subject to the conditions set forth in this Agreement, Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby acquires and accepts from Seller, all of Seller's right, title and interest in and to the following assets of Seller (hereinafter collectively referred to as the "ASSETS"), which Assets are free and clear of any liens, claims, options, charges, security interest, pledges, mortgages and other encumbrances (collectively, "LIENS") other than Permitted Liens (defined below):

      (a) All rights and benefits under or to each of the specific contracts enumerated in Exhibit A attached hereto; and

      (b) All of Seller's right, title and interest in and to the name and mark "Rheogenx,", including, without limitation, any and all intellectual property rights, whether or not registered, and all goodwill, in each case, associated therewith.

      Section 1.2 Excluded Assets. Any assets of Seller that are not specifically set forth in Section 1.1 hereof or on Exhibit A hereto shall not form part of the Assets and shall be excluded from the Asset Purchase ("EXCLUDED ASSETS"). For greater certainty, Excluded Assets shall include, without limitation:

      (a) all right, title and interest of Seller in and to the 1,000 issued and outstanding shares of Common Stock, par value $.001 of PhereSys Therapeutics Corp;


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      (b) all furniture, fixtures, equipment, machinery, motor vehicles, tools, supplies and other tangible personal property of Seller, wherever located; and

      (c) all rights and benefits of Seller under real property leaseholds, subleaseholds and similar interests.

All Excluded Assets shall remain the property of Seller.

      Section 1.3 Assumption of Liabilities. Buyer hereby agrees to assume and to discharge and perform when due only those liabilities of Seller with respect to the executory portion of each of those contracts listed on Exhibit A (the "ASSUMED LIABILITIES"). Buyer shall not assume any liabilities of the Company other than the Assumed Liabilities.

      Section 1.4 Purchase Price. The purchase price for the Assets (the "PURCHASE PRICE") shall be Ten U.S. Dollars (U.S.$10.00). In consideration of the conveyance, transfer and assignment of the Assets to Buyer, Buyer shall pay the Purchase Price to Seller at the Closing, by wire transfer of immediately available funds to such account as Seller shall designate.

      Section 1.5 Allocation. The parties hereby agree that the Purchase Price shall be allocated among the Assets as agreed to in the attached Exhibit B. The parties shall file a Form 8594 with the Internal Revenue Service reflecting such allocation in accordance with Section 1060 of the Internal Revenue Code, as amended. All returns filed and positions taken with respect to the Assets by Seller and Buyer shall be on a basis consistent with such allocation.

      Section 1.6 Closing. The closing of the sale and purchase of the Assets (the "CLOSING") shall take place simultaneously with the execution and delivery of this Agreement (the "CLOSING DATE").

      Section 1.7 Name Change. As soon as practicable after the Closing Date, Seller shall cease all public use of the name "Rheogenx" and shall take all necessary corporate action to effect a change of its corporate name to "Mobile TA Associates, Inc."

      Section 1.8 Further Assurances. Seller hereby covenants and agrees, from time to time and without further consideration, to execute and deliver or cause to be executed and delivered, and to do or make, or cause to be done or made, at the reasonable request of Buyer, any and all agreements, instruments, papers, acts or things, supplemental, confirmatory or otherwise, as may reasonably be required by Buyer for the purpose of or in connection with perfecting and completing the sale hereunder of the Assets.

                                  ARTICLE II.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents, warrants and agrees as:

      Section 2.1 Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Seller has all requisite corporate power and authority to own the Assets and to conduct its business as now conducted.


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      Section 2.2 Corporate Authority, Etc. Seller has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been duly authorized by the Board of Directors of Seller, and no other corporate proceedings on the part of Seller, its Board of Directors or stockholders are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Seller and, assuming the due execution hereof by Buyer, is a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether at law or in equity).

      Section 2.3 Title to Assets. Seller has good and marketable title to, or holds by valid and existing lease or license, all of the Assets free and clear of all Liens other than Permitted Liens. Upon transfer of the Assets to Buyer at Closing, Buyer will have good and marketable title to all of the Assets, free and clear of all Liens other than "PERMITTED LIENS". "PERMITTED LIENS" mean Liens which arise out of taxes or general or special assessments not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings.

      Section 2.4 No Violation. The execution, delivery and performance by Seller of this Agreement will not (a) violate any provision of any statute, rule or regulation applicable to Seller, or any order, judgment or decree of any court, governmental or regulatory authority, or arbitrator to which Seller is subject, (b) violate the charter documents or by-laws of Seller, (c) violate or constitute (or, with due notice or lapse of time or both, result in) a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any provision of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Seller is a party or by which it is bound, or (d) result in the creation or imposition of any Lien in or on any of the Assets that in the case of clauses (a), (c) and (d) would have a material adverse effect on the assets (including, for greater certainty, the Assets) or financial condition of the business of Seller, taken as a whole, or prevent the consummation of the Asset Purchase.

      Section 2.5 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, or of any other person, firm or corporation, and no declaration to or filing with any such governmental or regulatory authority, is required in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of its obligations hereunder, except for those as to which the failure to make, file, give or obtain would not have a material adverse effect on Seller or Buyer or prevent the consummation of the Asset Purchase.

      Section 2.6 Brokers and Finders. Seller has not engaged any broker, finder or investment banker in connection with the transactions contemplated by this Agreement.


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      Section 2.7 No Implied Representation. Notwithstanding anything to the contrary contained in this Article II or any other provision of this Agreement, it is the explicit intent of each party hereto that Seller is making no representation or warranty whatsoever, express or implied, with respect to the Assets and, except as expressly represented in this Agreement, it is understood that Buyer takes the Assets on an "AS IS" and "WHERE IS" basis.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents, warrants and agrees as follows:

      Section 3.1 Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

      Section 3.2 Corporate Authority, Etc. Buyer has the corporate power to enter into this Agreement and to carry out its obligations hereunder. No corporate actions on the part of Buyer, its Board of Directors or stockholders are necessary to authorize the execution and delivery of this Agreement by Buyer and the performance of its obligations hereunder, other than those that have been taken. This Agreement has been duly executed by Buyer and, assuming the due execution hereof by Seller, is a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether at law or in equity).

      Section 3.3 No Violation. The execution, delivery and performance by Buyer of this Agreement will not (a) violate any provision of any statute, rule or regulation applicable to Buyer or any order, judgment or decree of any court, governmental or regulatory authority, or arbitrator to which Buyer is subject,
(b) violate the charter documents or by-laws of Buyer, or (c) violate or constitute (or, with due notice or lapse of time or both, result in) a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any provision of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Buyer is a party or by which it is bound, that in the case of clauses (a) and (c) would have a material adverse effect on the assets or financial condition of Buyer or prevent the consummation of the Asset Purchase.

      Section 3.4 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, or of any other person, firm or corporation, and no declaration to or filing with any such governmental or regulatory authority, is required in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of its obligations hereunder, except for those as to which the failure to make, file, give or obtain would not prevent the consummation of the Asset Purchase.


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      Section 3.5 Brokers and Finders. Buyer has not engaged any broker, finder or investment banker in connection with the transactions contemplated by this Agreement.

      Section 3.6 No Outside Reliance. Buyer has not relied and is not relying upon any statement or representation not made in this Agreement.

                                  ARTICLE IV.

                            MISCELLANEOUS PROVISIONS

      Section 4.1 Survival. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement shall survive the Closing only for a period of one year following the Closing Date, and thereafter all such representations, warranties, covenants and agreements shall be extinguished.

      Section 4.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign or delegate this Agreement or any of the rights or obligations created hereunder without the prior written consent of the other party. This Agreement is not intended to, and shall not, confer upon any person, firm or corporation not a party to this Agreement, or the legal representatives of such person, firm or corporation, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement

      Section 4.3 Expenses. Except as otherwise expressly provided in this Agreement and except in the event of a breach of this Agreement by either party, all legal, accounting and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

      Section 4.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by documented overnight delivery service to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below:

      (a)   if to Buyer, to:

            Elias Vamvakas
            Chief Executive Officer
            OccuLogix, Inc.
            2600 Skymark Avenue
            Bldg. 9, Suite 201
            Mississauga, Ontario
            L4W 5B2
            Facsimile No. (905) 602-7623


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      (b)   if to Seller, to:

            Richard C. Davis, M.D.
            Chairman, President and Chief Executive Officer
            RHEOGENX BIOSCIENCES CORPORATION
            1107 Investment Blvd., Suite 240
            El Dorado Hills, CA 95762
            Facsimile No. (916) 939-9553

            with a copy to:

            Matt A. Kirmayer, Esq.
            SONNENSCHEIN NATH & ROSENTHAL LLP
            685 Market Street
            San Francisco, CA 94015
            Facsimile No. (415) 342-0927

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other. Such notice or communication shall be deemed to have been given or made (i) if personally delivered, on the date so delivered, (ii) if sent by documented overnight delivery service, on the next business day following delivery to the courier service, or (iii) if sent by facsimile transmission, on the date of transmission.

      Section 4.5 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations, warranties, covenants or undertakings have been made in connection with this Agreement other than those expressly set forth herein (including any agreements incorporated herein) or in the exhibits hereto or any other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.

      Section 4.6 Waivers and Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto. Each of Seller and Buyer may, only by an instrument in writing, extend the time for the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties or compliance with any of the covenants or performance of any of the obligations of the other contained in this Agreement, or waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      Section 4.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.


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      Section 4.8 Interpretation. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof. Each party has reviewed and participated in drafting and revising this Agreement and the normal rule of construction that any ambiguity is to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

      Section 4.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Copies of executed counterparts transmitted by facsimile or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.9, provided receipt of copies of such counterparts is confirmed.

      Section 4.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law rules of such state.

      Section 4.11 Settlement of Disputes. Any controversy, dispute or claim arising out of, or relating to, this Agreement or the breach or alleged breach thereof, or affecting this Agreement in any way, shall be settled by arbitration (before a panel of three arbitrators) pursuant to the rules then existing of the American Arbitration Association in San Francisco. The arbitrators shall be selected from a panel of persons knowledgeable in industry matters. The decision of the arbitrators shall be binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof; provided, however, that the arbitrators shall have no authority to grant equitable relief or to award punitive damages under any circumstances. The parties consent to jurisdiction of the Superior Court of the State of California and of the United States District Court for the Northern District of California with respect to such arbitration and further consent that any notice of arbitration upon the other party hereto by the party instituting such arbitration shall be deemed sufficient if made in accordance with Section 4.4, and that such notice shall have the same effect as if personal service of notice had been made. Neither party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other party; nor will either party hereto disclose to any third party any confidential information disclosed by the other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

      IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

RHEOGENX BIOSCIENCES CORPORATION,          OCCULOGIX, INC.
a Delaware corporation                     a Delaware corporation

By:                                        By:
  ------------------------------             -----------------------------

Name:    Richard C. Davis, MD              Name:
    -----------------------------              ---------------------------
Its: Chairman, President and
     Chief Executive Officer               Its:
   ------------------------------             ----------------------------
   "SELLER"                                   "BUYER"


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                                    EXHIBIT A

                                List of Contracts


1. License Agreement dated as of October 1, 2003 by and between Vascular Sciences Corporation (now OccuLogix, Inc.) and Rheogenx Biosciences Corporation.

2. Sales Agreement dated as of October 1, 2003 by and between Vascular Sciences Corporation (now OccuLogix, Inc.) and Rheogenx Biosciences Corporation.


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                                    EXHIBIT B

                            Purchase Price Allocation





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